Exhibit 10.4
RECEIVABLES PURCHASE AGREEMENT
Dated as of December 21, 2009
among
BWA RECEIVABLES CORPORATION, as Seller,
BORGWARNER INC., as the Collection Agent,
THE PURCHASERS FROM TIME TO TIME PARTY HERETO
and
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
Table of Contents

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EXHIBITS AND SCHEDULES

Exhibit I	Definitions
Exhibit II-A	Form of Purchase Notice
Exhibit II-B	Form of Reduction Notice
Exhibit III	Seller’s Chief Executive Office, Principal Place of Business, Records Locations, Federal Taxpayer ID Number and Organizational ID Number
Exhibit IV	Lock-Boxes and Lock-Box Accounts
Exhibit V	Form of Compliance Certificate
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Exhibit VI	Form of Assignment Agreement
Exhibit VII	Credit and Collection Policy
Exhibit VIII	Form of Interim Report
Exhibit IX	Form of Monthly Report
Exhibit X	Form of Performance Undertaking
Exhibit XI	Seller Corporate Names; Trade Names; Assumed Names
Schedule A	Commitments
Schedule B	Closing Documents
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RECEIVABLES PURCHASE AGREEMENT
          THIS RECEIVABLES PURCHASE AGREEMENT dated as of December 21, 2009, is among:
(a) BWA Receivables Corporation, a Delaware corporation (“Seller”),
(b) BorgWarner Inc., a Delaware corporation (“BWI”), as initial Collection Agent,
(c) Wachovia Bank, National Association (“Wachovia” or a “Purchaser” and, together with its successors and assigns, the “Purchasers”), and
(d) Wachovia Bank, National Association, in its capacity as Administrative Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.
On the terms and subject to the conditions set forth herein, each Purchaser severally agrees to purchase its Percentage of each Receivable Interest from Seller from time to time.
Wachovia Bank, National Association has been requested and is willing to act as Administrative Agent on behalf of the Purchasers in accordance with the terms hereof.
ARTICLE I.
PURCHASE ARRANGEMENTS
Section 1.1. Purchase Facility.
(a) On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV, from time to time prior to the Facility Termination Date, Seller may sell Receivable Interests to the Purchasers by delivering to the Administrative Agent and the Purchasers not later than 12:00 noon (New York City time) on the Business Day prior to the proposed Purchase Date an irrevocable written notice in the form set forth as Exhibit II-A hereto (a “Purchase Notice”) in accordance with Section 1.2. Upon receipt of a Purchase Notice, each of the Purchasers severally agrees to purchase its Percentage of such Receivable Interest, on the terms and subject to the conditions hereof; provided that (i) at no time may the aggregate Capital of any Purchaser at any one time outstanding exceed the lesser of (A) the amount of such Purchaser’s Commitment hereunder, and (B) such Purchaser’s Percentage of the difference between the Net Pool Balance and the Required Reserve, and (ii) in no event shall the Aggregate Capital outstanding hereunder exceed the lesser of (x) the Purchase Limit and (y) the difference between the Net Pool Balance and the Required Reserve. Each Purchaser’s several Commitment shall automatically terminate on the Facility Termination Date.
(b) Seller may, upon at least five (5) Business Days’ notice to the Administrative Agent and each Purchaser, terminate in whole or reduce in part, ratably amongst the Purchasers in accordance with their respective Percentages, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an aggregate amount equal to $1,000,000 or a larger integral multiple of $500,000.
Section 1.2. Increases. If, on any Business Day prior to the Facility Termination Date, there is Investment Availability, Seller (or Collection Agent, on Seller’s behalf) may, if desired, request an Incremental Purchase in accordance with this Section 1.2. Seller (or Collection Agent, on Seller’s behalf) shall provide each Purchaser with a Purchase Notice by 12:00 noon (New York City time) on the Business Day prior to each such Incremental Purchase. Each Purchase Notice shall be subject to Section 4.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall be at least $1,000,000 or a larger integral multiple of $100,000) and the Purchase Date (which shall be a Business Day). On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Purchaser shall initiate a wire transfer to the Facility Account, in immediately available funds, no later than 3:00 p.m. (New York City time), in an amount equal to its Percentage of the Purchase Price of the Receivable Interest then being purchased.
Section 1.3. Reductions. Seller shall provide the Administrative Agent and each Purchaser with irrevocable prior written notice in the form of Exhibit II-B hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Capital not later than 11:00 a.m. (New York City time) on a Business Day. Such Reduction Notice shall designate (a) the Business Day (the “Proposed Reduction Date”) upon which such reduction of Aggregate Capital shall occur, and (b) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”) which shall be not less than $1,000,000 or a larger integral multiple of $100,000 and shall be distributed ratably to the Receivable Interests of each Purchaser in accordance with the amount of Capital (if any) owing to each Purchaser. Only one (1) Reduction Notice shall be outstanding at any time.
Section 1.4. Payment Requirements. Each Seller Party shall initiate a wire transfer of amounts to be paid or deposited by it pursuant to any provision of this Agreement no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds. If such amounts are payable to the Administrative Agent or to Wachovia, they shall be paid to the Administrative Agent’s Account. All computations of Yield and per annum Fees under the Transaction Documents shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.5. Deemed Collections. Upon the occurrence of any Dilution, Seller shall be deemed to have received a Deemed Collection and such Deemed Collection shall be immediately applied to reduce the Net Pool Balance by the amount of such Deemed Collection. To the extent the effect of such Deemed Collection on the Net Pool Balance shall cause an Investment Excess, the Seller shall, at the Seller’s election, deliver to the Collection Agent either (a) immediately available funds, or (b) additional Receivable Interests, in an amount equal to the lesser of (i) the sum of all Deemed Collections deemed received by Seller and (ii) an amount necessary to eliminate such Investment Excess, and in each case, the Collection Agent shall remit the same to the Administrative Agent pursuant to Article II.
Section 1.6. Yield. The Capital of each Receivable Interest shall accrue Yield for each day at then applicable Yield Rate. Yield shall be payable monthly in arrears on each Monthly Payment Date.
Section 1.7. Suspension of the LMIR. If any Purchaser determines that (a) funding any Receivable Interest at the LMIR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or (b) such LMIR does not accurately reflect the cost of acquiring or maintaining such Receivable Interest, then such Purchaser may suspend the availability of such LMIR, and such Purchaser’s Capital shall thereafter accrue Yield at such Purchaser’s Alternative Rate.
ARTICLE II.

PAYMENTS AND COLLECTIONS
Section 2.1. Reinvestments. Prior to the Facility Termination Date, all Collections and Deemed Collections shall be held in trust by the Collection Agent either (a) for the payment of any accrued and unpaid Aggregate Unpaids and Servicing Fees or (b) for a Reinvestment as provided in this Section 2.1. If at any time prior to the Facility Termination Date any Collections or Deemed Collections are received by the Collection Agent, except to the extent that Required Amounts or Servicing Fees are then due and owing, Seller hereby requests and each Purchaser hereby severally agrees to make, simultaneously with such receipt, a reinvestment (each, a “Reinvestment”) with such Purchaser’s share of the balance of each and every Collection and Deemed Collection received by the Collection Agent such that after giving effect to such Reinvestment, the outstanding Capital of each Purchaser immediately after such receipt and corresponding Reinvestment shall be equal to the amount of its Capital immediately prior to such receipt and the aggregate of the Receivable Interests does not exceed 100%.
Section 2.2. Settlement on Monthly Payment Dates. On each Monthly Payment Date, the Collection Agent shall (a) deduct from Collections and Deemed Collections and retain an amount equal to its Servicing Fee plus (without duplication) if the Collection Agent is not an Affiliate of Seller, the Collection Agent’s reasonable and properly documented costs and expenses in connection with servicing the Receivables during the Calculation Period (or portion thereof) then most recently ended, and (b) remit to the Administrative Agent’s Account all other Collections and all Deemed Collections received during such Calculation Period (or portion thereof) which have not been subject to a prior Reinvestment for distribution and application in the following order of priority:
     first, to the Administrative Agent, in reimbursement of its costs of collection and enforcement of this Agreement, if any;
     second, to the Purchasers, in payment of all accrued and unpaid Yield and Fees then due and owing, third, if applicable, to the Purchasers in payment of any Investment Excess, fourth, if a Reduction Notice has been given pursuant to Section 1.3, to the Purchasers, in payment of Aggregate Capital in the amount of the Aggregate Reduction, fifth, to the Purchasers, in payment of all other Required Amounts, if any, that are then due and owing to them, sixth, unless the Facility Termination Date has occurred, to the Seller, as the proceeds of a Reinvestment, seventh, unless the Facility Termination Date has occurred, if any Transfer Notice has been given, to the Seller, in payment of the Purchase Price for any Incremental Transfer described therein, eighth, if the Facility Termination Date has occurred, to the Purchasers in payment of all other Aggregate Unpaids, and ninth, to the Seller.
Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, giving effect to each of the priorities set forth above in this Section 2.2, and shall be shared ratably (within each priority) among the intended recipients in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority. So long as it gives effect to the priorities set forth above, the Collection Agent may net amounts due to Seller under the clauses above against amounts due and owing to the Administrative Agent and the Purchasers and transfer to the Administrative Agent’s Account only the net amount due and owing to the Administrative Agent and the Purchasers.
Section 2.3. Settlement on Capital Settlement Dates. On each Capital Settlement Date which is not also a Monthly Payment Date on which any Aggregate Capital is outstanding, the Seller Parties shall turnover to the Administrative Agent an amount equal to any Investment Excess for distribution to the Purchasers in accordance with their respective Percentages.
Section 2.4. Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Purchaser or the Administrative Agent the full amount thereof together with any Yield thereon from the date of any such rescission, return or refunding.
Section 2.5. Clean-up Option. At any time while the Aggregate Capital outstanding is less than 10% of the Purchase Limit, Seller shall have the right (after providing at least five (5) Business Days’ prior written notice to the

Administrative Agent and the Purchasers) to repurchase all, but not less than all, of the Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against the Administrative Agent or any Purchaser except for a representation and warranty that the reconveyance to Seller is being made free and clear of any Adverse Claim created by the Administrative Agent or the applicable Purchaser. On the date of repurchase of the Receivable Interests pursuant to this Section, the Commitments of the Purchasers shall automatically terminate.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
Section 3.1. Representations and Warranties of Seller. Seller hereby represents and warrants to the Administrative Agent and the Purchasers as of the date hereof and as of the date of each Incremental Purchase and Reinvestment that:
(a) Existence and Power. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Seller is a party has been duly executed and delivered by Seller.
(c) No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e) Actions, Suits. (i) There are no actions, suits or proceedings pending, or to the best of Seller’s knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, and (ii) Seller is not in default with respect to any order of any court, arbitrator or governmental body.
(f) Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g) Accuracy of Information. All information (other than projections) heretofore furnished by Seller or by any Authorized Officer of an Originator to the Administrative Agent or any of the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any such Authorized Officer to the Administrative Agent or any of the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Use of Proceeds. Seller will not use the proceeds of any Purchase hereunder (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i) Good Title. Immediately prior to each Purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
(j) Perfection. Assuming the filing of the financing statements approved by Seller on the date hereof (which will be filed by the Administrative Agent or its representatives), this Agreement, together with the filing of such financing statements, is effective to, and shall, upon each Purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in all other Collateral, free and clear of any Adverse Claim, except as created by the Transactions Documents. In accordance with the preceding sentence, the Administrative Agent confirms that it or its representatives have duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Collateral.
(k) Places of Business and Locations of Records. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent and the Purchasers have been notified in accordance with Section 5.2(a) in jurisdictions where all action required by Section 12.4(a) has been taken and completed. Seller’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III.
(l) Collections. The conditions and requirements set forth in Section 5.1(j) and Section 6.2 have at all times been satisfied and duly performed. The names and addresses of all Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of Seller at each Lock-Box Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, control of any Lock-Box Account, or the right to take control of any such Lock-Box Account at a future time or upon the occurrence of a future event. Each of the Lock-Box Banks has been duly instructed to wire all available funds in the Lock-Box Accounts on each Business Day to the Administrative Agent’s Account.
(m) Material Adverse Effect. Since September 30, 2009, no event has occurred that would have a Material Adverse Effect.
(n) Names. Except as stated on Exhibit XI, in the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
(o) Ownership of Seller. BWI owns, directly or indirectly, 100% of the issued and outstanding Capital Securities of all classes of Seller, free and clear of any Adverse Claim. Such Capital Securities are validly issued, fully paid and nonassessable, and that there are no options, warrants or other rights to acquire Capital Securities of Seller.
(p) Not an Investment Company. Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(q) Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy.
(s) Payments to Applicable Originators. With respect to each Receivable, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(t) Enforceability of Contracts. Each Contract with respect to each Eligible Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Eligible Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u) Eligible Receivables. Each Receivable included in the Net Pool Balance on a Monthly Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Monthly Report.
(v) No Investment Excess. Seller has determined that, immediately after giving effect to each Purchase hereunder, no Investment Excess exists.
(w) Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of Seller and each of Performance Guarantor and its Subsidiaries (other than projections) furnished to Administrative Agent or any Purchaser and described in Section 5.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of Seller and each of Performance
Guarantor and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments. Any projections furnished by Seller or by any Authorized Officer of an Originator to the Administrative Agent or any of the Purchasers for purposes of or in connection with this Agreement were prepared in good faith based upon estimates and assumptions stated therein which, at the time of preparation, were believed to be reasonable.
(x) OFAC. Seller is not a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
(y) Patriot Act. Seller is in compliance, in all material respects, with the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”). No part of the proceeds of the Purchases will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 3.2. Representations and Warranties of the Collection Agent. The Collection Agent hereby represents and warrants to the Administrative Agent and the Purchasers as of the date hereof and as of each Purchase Date that:
(a) Existence and Power. The Collection Agent is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Collection Agent is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Collection Agent of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which the Collection Agent is a party has been duly executed and delivered by the Collection Agent.
(c) No Conflict. The execution and delivery by the Collection Agent of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Collection Agent (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Collection Agent of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e) Actions, Suits. (i) There are no actions, suits or proceedings pending, or to the best of the Collection Agent’s knowledge, threatened, against or affecting the Collection Agent, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, and (ii) the Collection Agent is not in default with respect to any order of any court, arbitrator or governmental body.
(f) Binding Effect. This Agreement and each other Transaction Document to which the Collection Agent is a party constitute the legal, valid and binding obligations of the Collection Agent enforceable against the Collection Agent in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g) Accuracy of Information. All information (other than projections) heretofore furnished by the Collection Agent or by any Authorized Officer of an Originator to the Administrative Agent or any of the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Collection Agent or any such Authorized Officer to the Administrative Agent or any of the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(h) Collections. The conditions and requirements set forth in Section 5.1(j) and Section 6.2 have at all times been satisfied and duly performed.
(i) Material Adverse Effect. Since September 30, 2009, no event has occurred that would have a Material Adverse Effect.
(j) Not an Investment Company. The Collection Agent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(k) Compliance with Law. The Collection Agent has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(l) Compliance with Credit and Collection Policy. The Collection Agent has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy.
(m) OFAC. Neither the Collection Agent nor any Originator nor any Subsidiary of any Originator is a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions
With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(n) Patriot Act. Each of the Collection Agent, the Originators and their respective Subsidiaries is in compliance, in all material respects, with the Act. No part of the proceeds of the Receivables will be used, directly or indirectly, by any of the foregoing for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
ARTICLE IV.
CONDITIONS OF PURCHASES
Section 4.1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Purchase those documents listed on Schedule B, and (b) the Administrative Agent and each of the Purchasers shall have received all Fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.
Section 4.2. Conditions Precedent to All Purchases. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) the Collection Agent shall have delivered to the Administrative Agent and the Purchasers on or prior to the date of such Purchase, in form satisfactory to the Administrative Agent, all Settlement Reports as and when due under Section 6.5; (b) the Facility Termination Date shall not have occurred; and (c) the Administrative Agent and the Purchasers shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the applicable Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by Seller that such statements are then true):
(i) the representations and warranties set forth in Article III are true and correct in all material respects on and as of the date of such Purchase as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;
(ii) no event has occurred and is continuing, or would result from such Purchase, that will constitute an Amortization Event or a Potential Amortization Event; and
(iii) no Investment Excess exists or will result from such Purchase.
ARTICLE V.
COVENANTS
Section 5.1. Affirmative Covenants of Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms:
(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Purchaser:
(i) Annual Reporting. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (A) a copy of the consolidated balance sheet of Performance Guarantor and its Subsidiaries, and the related consolidated statements of income and cash flow of Performance Guarantor and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by a “Big Four” accounting firm or other independent public accountants acceptable to the Administrative Agent, together with (B) comparable audited annual financial statements of Seller.
(ii) Quarterly Reporting. As soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (A) an unaudited consolidated balance sheet of Performance Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of Performance Guarantor and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of Performance Guarantor (subject to normal year-end audit adjustments), together with (B) comparable unaudited quarterly financial statements of Seller.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by the applicable Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Performance Guarantor, copies of all financial statements, reports and proxy statements so furnished.
(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports on Form 10-K or 10-Q which Performance Guarantor files with the SEC.
(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Originator or any Lock-Box Bank, copies of the same.
(vii) Senior Credit Agreement Notices. Promptly upon furnishing thereof to the “Administrative Agent” or any “Lender” under and as defined in the Senior Credit Agreement, copies of all reports, notices compliance certificates and other information required to be delivered pursuant to the Senior Credit Agreement including, without limitation, all information described in sections 5.1(c)-(g) of the Senior Credit Agreement (in each case without duplication of any of the items described above in this Section 5.1(a).
(viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition, operations, prospects or business of such Seller Party as the Administrative Agent or any Purchaser may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Purchasers under or as contemplated by this Agreement.
Reports and financial statements required to be delivered pursuant to clauses (i), (ii), (iv) and (v) of this Section 5.1(a) shall be deemed to have been delivered on the date on which Performance Guarantor posts such reports, or reports containing such financial statements, on Performance Guarantor’s website on the Internet at www.borgwarner.com or when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov. Seller will promptly notify the Administrative Agent in writing of such posting (which may be provided by email).
(b) Notices. Such Seller Party will notify the Administrative Agent and each Purchaser in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.
(ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Collection Agent or any of its respective Subsidiaries (other than Seller) if the aggregate amount of all judgments and decrees then outstanding against the Collection Agent and such Subsidiaries exceeds $50,000,000 after deducting (x) the amount with respect to which the Collection Agent or any such Subsidiary is insured and with respect to which the insurer has acknowledged responsibility, and (y) the amount for which the Collection Agent or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent and each Purchaser, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Seller or the Collection Agent which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree against Seller if the aggregate amount of all judgments and decrees then outstanding against Seller exceeds $13,474 after deducting (x) the amount with respect to which Seller is insured and with respect to which the insurer has acknowledged responsibility, and (y) the amount for which Seller is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent and each Purchaser.
(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement relating to a line of credit or Indebtedness in excess of $50,000,000 in aggregate principal amount pursuant to which any Originator is a debtor or an obligor.
(v) Termination Events and Potential Termination Events. The occurrence of a Termination Event or Potential Termination Event under the Sale Agreement.

(vi) Change of Independent Director. At least 10 days prior to any proposed change of the sole (or, as applicable, the sole remaining) Independent Director for any reason other than death or incapacity of the incumbent director, notice of such proposed change together with a certificate of Seller certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria. As soon as reasonably practicable but in any event within 10 days after any Seller Party receives notice of the death or incapacity of the sole (or, as applicable, the sole remaining) incumbent Independent Director, notice of the proposed replacement director together with a certificate of Seller certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria.
(c) Compliance with Laws and Preservation of Legal Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.
(d) Audits. Such Seller Party will furnish to the Administrative Agent and each Purchaser from time to time such information with respect to it and the Receivables as the Administrative Agent or any of the Purchasers may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Administrative Agent or any Purchaser upon reasonable notice and at the sole cost of such Seller Party, permit the Administrative Agent and each of the Purchasers, or their respective agents or representatives (and shall cause each Originator to permit the Administrative Agent and each of the Purchasers or their respective agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Collection Agent having knowledge of such matters (each such visit, a “Review”). After completion of a post-closing field exam, it is anticipated that field exam frequency will be annually, but any Purchaser may reasonably request more frequent exams.
(e) Keeping and Marking of Records and Books.
(i) the Collection Agent will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Collection Agent will (and will cause each Originator to) give the Administrative Agent and each Purchaser notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii) The Collection Agent will (and will cause each other Originator to) (A) on or prior to the date hereof, make a notation in its books and records relating to the Receivables, acceptable to the Administrative Agent and each Purchaser, describing the Receivable Interests and (B) upon the request of the Administrative Agent or any of the Purchasers following the occurrence and during continuation of an Amortization Event, deliver to the Administrative Agent all invoices included in the Contracts (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.
(f) Compliance with Contracts and Credit and Collection Policy. The Collection Agent will (and will cause each other Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g) Performance and Enforcement of the Sale Agreement and the Performance Undertaking. Seller will, and will require each of the Originators to, perform each of their respective obligations and undertakings under and pursuant to the Sale Agreement. Seller will purchase Receivables under the Sale Agreement in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to it as purchaser under the Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Purchasers as assignees of Seller) under the Sale Agreement and the Performance Undertaking as the Administrative Agent and any Purchaser may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.
(h) Ownership. Seller will (or will require each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Administrative Agent and any Purchaser may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Purchasers, a valid and perfected first priority ownership interest (and/or a valid and perfected first priority security interest) in the Collateral to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Purchasers) interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Purchasers as the Administrative Agent or any Purchaser may reasonably request).
(i) Separateness. Seller acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each of the Originators and their respective other Affiliates (each, a “BorgWarner Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the other BorgWarner Entities and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, except as herein specifically otherwise provided, Seller will:
(i) compensate all employees, consultants and agents directly, from the Seller’s bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any other Borg-Warner Entity, allocate the compensation of such employee, consultant or agent between the Seller and such Borg-Warner Entity on a basis which reflects the services rendered to the Seller and such Borg-Warner Entity;
(ii) clearly identify and occupy space that is separate and distinct from any space occupied by any other Borg-Warner Entity even if such space is leased or subleased from, or is on or near premises occupied by, any other Borg-Warner Entity;
(iii) have separate stationery and other business forms;
(iv) conduct its business solely in its own name through its duly authorized officers or agents including, without limitation, in all oral and written communications such as letters, invoices, purchase orders, contracts, statements and applications;
(v) make independent decisions with respect to its daily business and affairs and not be controlled in making such decisions by any other Borg-Warner Entity;
(vi) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any other Borg-Warner Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(vii) at all times maintain at least one Independent Director;
(viii) maintain its certificate of incorporation in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify such Organic Document in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 5.1(i); and (B) it provides for the notice, Seller certification and Administrative Agent’s written acknowledgement specified in Section 5.1(b)(vi) hereof;

(ix) ensure that all corporate actions with respect to (i) the filing for any petition of bankruptcy of the Seller, (ii) transactions with Affiliates of the Seller and (iii) compensation of officers of the Seller, are duly authorized by unanimous vote of its board of directors (and duly authorized by its stockholders when necessary);
(x) maintain complete and correct books and records of account and minutes of meetings and other proceedings of its stockholder and board of directors;
(xi) maintain its financial, corporate and other books and records separate from those of any other Borg-Warner Entity;
(xii) prepare its financial statements separately from those of other Borg-Warner Entities and insure that any consolidated financial statements of any other Borg-Warner Entity that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity;
(xiii) maintain bank accounts that are separate from those of any other Borg-Warner Entity and not commingle funds (other than minor amounts representing less than 5% of total monthly deposits in such bank accounts) or other assets of Seller with those of any other Borg-Warner Entity;
(xiv) pay operating expenses and liabilities from its own funds and not permit any other Borg-Warner Entity to pay any of the Seller’s operating expenses or liabilities (except pursuant to allocation arrangements that comply with the requirements of clause (ii) above);
(xv) maintain adequate capitalization in light of its business and purpose and in any event maintain at all times the Required Capital Condition and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause such Required Capital Condition to cease to be so maintained;
(xvi) not hold itself out or permit itself to be held out as having agreed to pay or as being liable for the debts of any other Borg-Warner Entity nor will it hold any other Borg-Warner Entity out or permit any other Borg-Warner Entity to be held out as having agreed to pay or as being liable for the debts of the Seller nor will it fail to correct any known misrepresentation with respect to the foregoing;
(xvii) not operate or purport to operate as an integrated, single economic unit with one or more of the other Borg-Warner Entities;
(xviii) not seek or obtain credit or incur any obligation to any third party based upon the assets of one or more of the other Borg-Warner Entities or induce any such third party to reasonably rely on the creditworthiness of one or more of the other Borg-Warner Entities;
(xix) not guaranty or otherwise become liable with respect to indebtedness of any other Borg-Warner Entity nor permit guaranties or liability by any other Borg-Warner Entity of the indebtedness of the Seller (except as contemplated by the Performance Undertaking and this Agreement);
(xx) maintain an arm’s-length relationship with each other Borg-Warner Entity, including, without limitation, payment of an arm’s-length servicing fee for any receivables-servicing functions performed by any other Borg-Warner Entity on behalf of the Seller;
(xxi) not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Borg-Warner Entity; and
(xxii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Miller Canfield Paddock & Stone P.L.L.C., as counsel for the Purchaser, in connection with the closing or initial purchase under the Sale Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Lock-Box Bank into a Lock-Box Account and (2) each Lock-Box and Lock-Box Account to be subject at all times to a Lock-Box Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Lock-Box Bank and deposited into a Lock-Box Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Purchasers.
(k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent or any of the Purchasers.
(l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment.
(m) Payment to Originators. With respect to any Receivable purchased by Seller from the applicable Originator, such purchase shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.
Section 5.2. Negative Covenants of Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms:
(a) Name Change, Offices and Records. Seller will not change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent and each Purchaser at least ten (10) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent or any Purchaser in connection with such change or relocation.
(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Lock-Box Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Lock-Box Account, unless the Administrative Agent and the Purchasers shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lock-Box Bank or a Lock-Box Account or Lock-Box, an executed Lock-Box Agreement with respect to the new Lock-Box Account or Lock-Box; provided, however, that the Collection Agent may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box Account.
(c) Modifications to Contracts and Credit and Collection Policy. No Seller Party will, and no Seller Party will permit any Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to decrease the credit quality of any newly created Receivables or materially adversely affect the collectibility of the Receivables. Except as provided in Section 8.2(d), no Seller Party will, or will permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any terms of any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.
(d) Sales, Liens. Other than the ownership and security interests contemplated by the Transaction Documents, Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Lock-Box Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Administrative Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.
(e) Termination of Sale Agreement. Seller will not terminate the Sale Agreement or send any written notice to any Originator in respect thereof, without the prior written consent of the Administrative Agent and the Purchasers.
(f) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment while any Aggregate Unpaids remain outstanding.
(g) Seller Indebtedness. Except as contemplated by the Transaction Documents, Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.
(h) Prohibition on Additional Negative Pledges. Seller will not (and will not authorize any Originator to) enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction

Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents. Seller will not (and will not authorize any Originator to) enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes.
ARTICLE VI.
ADMINISTRATION AND COLLECTION
Section 6.1. Designation of the Collection Agent.
(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 8.1. BWI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement. At any time after the occurrence of an Amortization Event, the Administrative Agent and the Purchasers may at any time designate as the Collection Agent any Person to succeed BWI or any successor Collection Agent.
(b) BWI may delegate to the Originators, as sub-Collection Agents of the Collection Agent, certain of its duties and responsibilities as the Collection Agent hereunder in respect of the Receivables originated by such Originators. Without the prior written consent of the Purchasers, the Collection Agent shall not be permitted to delegate any of its duties or responsibilities as the Collection Agent to any Person other than (i) the other Originators, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Collection Agent delegated to it by BWI. If at any time following the occurrence of an Amortization Event, the Purchasers shall designate as the Collection Agent any Person other than BWI, all duties and responsibilities theretofore delegated by BWI to Seller or any Originator may, at the discretion of any of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent or any Purchaser to the Administrative Agent or the other Purchaser, as applicable, BWI and to Seller.
(c) Notwithstanding the foregoing subsection (b), (i) the Collection Agent shall be and remain primarily liable to the Administrative Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Collection Agent hereunder and (ii) the Administrative Agent and the Purchasers shall be entitled to deal exclusively with the Collection Agent in matters relating to the discharge by the Collection Agent of its duties and responsibilities hereunder. The Administrative Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Collection Agent in order for communication to the Collection Agent and its sub-Collection Agent or other delegate with respect thereto to be accomplished. The Collection Agent, at all times that it is the Collection Agent, shall be responsible for providing any sub-Collection Agent or other delegate of the Collection Agent with any notice given to the Collection Agent under this Agreement.
Section 6.2. Duties of the Collection Agent.
(a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of each respective Originator.
(b) The Collection Agent will instruct all Obligors to pay all Collections directly to a Lock-Box or Lock-Box Account. The Collection Agent shall effect a Lock-Box Agreement in form reasonably acceptable to the Administrative Agent with respect to each Lock-Box and Lock-Box Account. In the case of any remittances received in any Lock-Box or Lock-Box Account that shall have been identified, to the satisfaction of the Collection Agent, to not constitute Collections or other proceeds of the Collateral, the
Collection Agent shall promptly remit such items to the Person identified to it as being the owner of such remittances.
(c) The Collection Agent shall administer the Collections in accordance with the procedures described herein and in Article II. The Collection Agent shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections (or such funds or other assets arising therefrom) in accordance with Article II. The Collection Agent shall segregate, in a manner acceptable to the Administrative Agent and the Purchasers, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Collection Agent or Seller prior to the remittance thereof in accordance with Article II. The Collection Agent shall segregate and deposit with a bank designated by the Administrative Agent all Collections of Receivables on the Business Day received by the Collection Agent, duly endorsed or with duly executed instruments of transfer.

(d) The Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Collection Agent determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Collection Agent to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e) The Collection Agent shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Collection Agent shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds payable to Seller not constituting Collections on Receivables. The Collection Agent shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(f) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 6.3. Lock-Box Accounts. Subject to the terms of the applicable Lock-Box Agreement, Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers the exclusive ownership and control of each Lock-Box and Lock-Box Account. Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled after the occurrence of an Amortization Event to (a) endorse Seller’s name on checks and other instruments representing Collections, (b) enforce the Receivables, the related Contracts and the Related Security and (c) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Seller.
Section 6.4. Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Purchasers of their rights hereunder shall not release the Collection Agent, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.
Section 6.5. Reports.
(a) On each Interim Reporting Date (if any), the Collection Agent shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Administrative Agent and the Purchasers an Interim Report in the form of Exhibit VII I hereto (appropriately completed and executed).
(b) On each Monthly Reporting Date, the Collection Agent shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Administrative Agent and the Purchasers, a Monthly Report for the calendar month then most recently ended in the form of Exhibit IX hereto (appropriately completed and executed).
(c) At such times as the Administrative Agent or any Purchaser shall reasonably request, the Collection Agent shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Administrative Agent and the Purchasers a listing by Obligor of all Receivables together with an aging of such Receivables.
Section 6.6. Servicing Fees. In consideration of BWI’s agreement to act as the Collection Agent hereunder, so long as BWI shall continue to perform as the Collection Agent hereunder, BWI shall be paid a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period. At any time while the Collection Agent is not an Affiliate of Seller, the Servicing Fee shall be computed at such rate per annum as the Administrative Agent and the substitute the Collection Agent may mutually agree.
ARTICLE VII.
AMORTIZATION EVENTS

Section 7.1. Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:
(a) (i) Any Seller Party shall fail to make any payment or deposit of Capital required to be paid to a Purchaser, the Administrative Agent or an Indemnified Party under this Agreement or any other Transaction Document to which it is a party and such failure continues for one (1) Business Day after the date when the same was required to be made; or (ii) any Seller Party shall fail to make any payment or deposit of any other amount required to be paid to a Purchaser, the Administrative Agent or an Indemnified Party under this Agreement or any other Transaction Document to which it is a party and such failure continues for two (2) Business Days after the date when the same was required to be made.
(b) Any Seller Party shall fail to perform or observe any covenant contained in any provision of Section 5.2 or Section 6.5.
(c) Any Seller Party shall fail to perform or observe any other covenant, agreement or other obligation hereunder (other than as referred to in another paragraph of this Section 7.1) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days following the earlier to occur of (i) notice from the Administrative Agent or any Purchaser of such non-performance or non-observance, or (ii) the date on which an Authorized Officer of such Seller Party otherwise becomes aware of such non-performance or non-observance.
(d) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.
(e) Performance Guarantor shall fail to observe any covenant contained in Section 6.1 of the Senior Credit Agreement regardless of whether the same is waived by the lenders party to the Senior Credit Agreement.
(f) (i) Seller shall fail to pay any principal of or premium or interest on any of its Indebtedness which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
(ii) any Originator shall fail to pay any principal of or premium or interest on any of its Material Indebtedness which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.
(g) (i) Seller, any Originator or any other Subsidiary shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or
(ii) any proceeding shall be instituted by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or

(iii) (A) any proceeding shall be instituted by any Originator or any Subsidiary (other than Seller) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (B) any proceeding shall be instituted against any Originator or any Subsidiary (other than Seller) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, unless such proceeding is consented to or acquiesced in by such Originator or such Subsidiary, such proceeding of the type described in this clause (B) remains undismissed, unvacated or unstayed for a period of thirty (30) days, or
(iv) Seller, any Originator or any Subsidiary shall take any corporate action to authorize any of the actions set forth in clauses (i), (ii) or (iii) above in this subsection (g).
(h) As at the end of any calendar month:
(i) the average of the Delinquency Ratios for the three months then most recently ended shall exceed 4.75%;
(ii) the average of the Default Ratios for the three months then most recently ended shall exceed 3.50%; or
(iii) the average of the Dilution Ratios for the three months then most recently ended shall exceed 6.25%.
(i) A Change of Control shall occur.
(j) (i) One or more final judgments for the payment of money in an amount in excess of $13,474, individually or in the aggregate, shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.
(k) The Sale Agreement shall be terminated, or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of selling Receivables to Seller under the Sale Agreement.
(l) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder.
(m) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Originator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Lock-Box Accounts.
(n) On any Settlement Date, after giving effect to the turnover and application of Collections and Recourse Amounts, the Aggregate Capital shall exceed the Purchase Limit or an Investment Excess shall be continuing.
(o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables or Related Security and such lien shall not have been released within seven (7) days.
(p) The PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with respect to any of the Receivables or Related Security and such lien shall not have been released within seven (7) days; or any of the following events shall occur with respect to any Pension Plan: (i) the institution of any steps by Performance Guarantor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Performance Guarantor or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; of (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA.
(q) Any event shall occur which has, or could be reasonably expected to have a Material Adverse Effect of the types described in clauses (b) through (e) of the definition of “Material Adverse Effect”.

Section 7.2. Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of the Purchaser, shall, take any of the following actions: (i) replace the Person then acting as the Collection Agent, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(g)(ii) or (iii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, and (iii) notify Obligors of the Administrative Agent’s and Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE VIII.
INDEMNIFICATION
Section 8.1. Indemnities by Seller. (a) Without limiting any other rights that the Administrative Agent or any Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent and each of the Purchasers and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Administrative Agent or any Purchaser of an interest in the Receivables excluding, however, in all of the foregoing instances:
(A) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of an Indemnified Party;
(B) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor; or
(C) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to Seller secured by the Collateral;
provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Purchasers to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:
(i) any representation or warranty made by any Seller Party, the Performance Guarantor or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(ii) the failure by any Seller Party or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii) any failure of any Seller Party, any Originator or the Performance Guarantor to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;
(iv) any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi) the commingling of Collections of Receivables at any time with other funds;
(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to any Seller Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix) any Amortization Event described in Section 7.1(g);
(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Purchasers legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Receivable Interests contemplated hereunder) or security interest in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by the Administrative Agent;
(xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Administrative Agent or the Purchasers with respect to any Collateral or the value of any Collateral;
(xiv) any attempt by any Person to void any Purchase or the security interest in the Collateral granted hereunder, whether under statutory provision, common law or equitable action; and
(xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.
(b) After receipt by an Indemnified Party of notice of any investigative, administrative or judicial proceeding (collectively, a “Proceeding”) involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against Seller hereunder, promptly notify Seller in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, Seller shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent. Upon Seller’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but Seller shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) Seller agrees in writing to pay such fees and expenses, (y) Seller fail to employ counsel reasonably satisfactory to the Administrative Agent in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between Seller, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to Seller; provided, however, that Seller shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. Seller shall have the sole authority to settle any claim for monetary damages and, if Seller chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without Seller’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.2. Indemnities by the Collection Agent. (a) Without limiting any other rights that the Administrative Agent or any Purchaser may have hereunder or under applicable law, the Collection Agent hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Collection Agent Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the Collection Agent’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances:
(A) Collection Agent Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Collection Agent Indemnified Amounts resulted from gross negligence or willful misconduct on the part of an Indemnified Party; and
(B) Collection Agent Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor;
provided, however, that nothing contained in this sentence shall limit the liability of the Collection Agent or limit the recourse of the Purchasers to the Collection Agent for Collections received by the Collection Agent and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Collection Agent shall indemnify the Indemnified Parties for Collection Agent Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Collection Agent) relating to or resulting from:
(i) any representation or warranty made by the Collection Agent (or any officers of the Collection Agent) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to the collection of any Receivable or Related Security;
(iii) any failure of the Collection Agent to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv) the commingling by the Collection Agent of Collections of Receivables or funds or other assets arising therefrom at any time with other funds;
(v) any investigation, litigation or proceeding relating to the Collection Agent in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(vi) any Amortization Event of the described in Section 7.1(g) with respect to the Collection Agent; and
(vii) any action or omission by the Collection Agent relating to its obligations hereunder which reduces or impairs the rights of the Administrative Agent or the Purchasers with respect to any Receivable or the value of any such Receivable.
(b) After receipt by an Indemnified Party of notice of any Proceedings involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against Collection Agent hereunder, promptly notify the Collection Agent in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Collection Agent shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent. Upon the Collection Agent’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Collection Agent shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Collection Agent agrees in writing to pay such fees and expenses, (y) the Collection Agent fail to employ counsel reasonably satisfactory to the Administrative Agent in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Collection Agent, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Collection Agent; provided, however, that the Collection Agent shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. The Collection Agent shall have the sole authority to settle any claim for monetary damages and, if the Collection

Agent chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Collection Agent’s prior written consent, which shall not be unreasonably withheld or delayed.
Section 8.3. Increased Cost and Reduced Return. If after the date hereof, any Purchaser shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board, any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency: (i) that subjects any Purchaser to any charge or withholding on or with respect to this Agreement or a Purchaser’s obligations hereunder, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser of any amounts payable hereunder (except for changes in the rate of tax on the overall net income of a Purchaser or taxes excluded by Section 8.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Purchaser, or credit extended by a Purchaser pursuant to this Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Purchaser of performing its obligations hereunder, or to reduce the rate of return on a Purchaser’s capital as a consequence of its obligations hereunder, or to reduce the amount of any sum received or receivable by a Purchaser under this Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Purchaser, Seller shall pay to such Purchaser, such amounts charged to such Purchaser or such amounts to otherwise compensate such Purchaser for such increased cost or such reduction. Notwithstanding the foregoing, no Purchaser that is not organized under the laws of the United States of America, or a state thereof, shall be entitled to reimbursement or compensation hereunder unless and until it has delivered to Seller two (2) duly completed and signed originals of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.
Section 8.4. Other Costs and Expenses. Seller shall pay to the Administrative Agent and the Purchasers on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Purchasers’ auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of external legal counsel for the Administrative Agent and the Purchasers with respect thereto and with respect to advising the Administrative Agent and the Purchasers as to their respective rights and remedies under this Agreement. Seller shall pay to the Administrative Agent and the Purchasers on demand any and all reasonable costs and out-of-pocket expenses of the Administrative Agent and the Purchasers, if any, including reasonable external counsel fees and out-of-pocket expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.
ARTICLE IX.
THE ADMINISTRATIVE AGENT
Section 9.1. Appointment.
(a) Each Purchaser hereby irrevocably designates and appoints Wachovia Bank, National Association, as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.
(b) The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Purchasers, and neither of Seller Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article IX, except that this Article IX shall not affect any obligations which the Administrative Agent or any Purchaser may have to either of Seller Parties under the other provisions of this Agreement.

(c) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the Administrative Agent of the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of Seller Parties or any of their respective successors and assigns.
Section 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 9.2 under or in connection with the Transaction Documents (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers or other agents for any recitals, statements, representations or warranties made by Seller contained in any Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of Seller Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of Seller Parties. This Section 9.3 is intended solely to govern the relationship between the Administrative Agent on the one hand and the Purchasers on the other.
Section 9.4. Reliance by the Administrative Agent and the Purchasers.
(a) The Administrative Agent and each Purchaser shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller Parties), independent accountants and other experts selected by the Administrative Agent or such
Purchaser. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of each Purchaser (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of either Purchaser).
(b) Any action taken by the Administrative Agent in accordance with Section 9.4(a) shall be binding upon all Purchasers.
Section 9.5. Notice of Amortization Events. Neither the Administrative Agent nor any Purchaser shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless it has received notice from the Administrative Agent or another Purchaser, as applicable, or a Seller Party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that the Administrative Agent or any Purchaser receives such a notice, it shall promptly give notice thereof to the Administrative Agent and the other Purchasers, as applicable. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by any Purchaser.
Section 9.6. Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Purchasers expressly acknowledges that neither the Administrative Agent, nor any of the Administrative Agent’s officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of Seller Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Purchasers also represents and warrants to the Administrative Agent and the other Purchasers that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller Parties and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of Seller Parties. Neither the Administrative Agent nor any Purchaser, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of Seller Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 9.7. Indemnification of Administrative Agent. Each Purchaser agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by Seller Parties and without limiting the obligation of Seller Parties to do so), ratably in accordance with their respective Percentages or Capital, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the
Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).
Section 9.8. Administrative Agent in its Individual Capacity. The Administrative Agent in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller Parties and their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Receivable Interests, if any, the Administrative Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms “Purchaser” and “Purchasers” shall include the Administrative Agent in its individual capacity.
Section 9.9. Successor Administrative Agent. The Administrative Agent, upon five (5) days’ notice to the Seller Parties and the Purchasers, may voluntarily resign and may be removed at any time, with or without cause, by the Purchasers. If the Administrative Agent shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the Purchasers during such five-day (5) period shall appoint, with the consent of Seller from among the remaining Purchasers, a successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Administrative Agent in accordance with this Section 9.9, the retiring Administrative Agent shall execute or authorize the filing of such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article VIII and this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Section 9.10. UCC Filings. Each of the Purchasers hereby expressly recognizes and agrees that the Administrative Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under the Sale Agreement in order to perfect their respective interests in the Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the true parties in interest with respect to the Receivable Interests. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX.
ARTICLE X.

ASSIGNMENTS; PARTICIPATIONS
Section 10.1. Assignments. Any Purchaser may at any time and from time to time, with the prior written consent of Administrative Agent, assign to one or more Eligible Assignees (each, an “Assignee
Purchaser”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VI hereto (the “Assignment Agreement”) executed by such Assignee Purchaser and such selling Purchaser. So long as no Amortization Event shall have occurred and be continuing, the consent of Seller (which consent shall not be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment other than to an existing Purchaser. Upon delivery of the executed Assignment Agreement to the Administrative Agent, such selling Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Assignee Purchaser shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto and thereto, and no further consent or action by Seller, the Purchasers or the Administrative Agent shall be required. Neither Seller nor the Collection Agent shall have the right to assign its rights or obligations under this Agreement. Purchasers may not assign all or any part of their rights or obligations under this Agreement other than as permitted by this Section 10.1.
Section 10.2. Participations. Any Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Commitment and its Receivable Interests. Notwithstanding any such sale by a Purchaser of a participating interest to a Participant, such Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance of its obligations hereunder, and each of the parties hereto shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Each Purchaser agrees that any agreement between such Purchaser and any such Participant in respect of such participating interest shall not restrict such Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 12.1(b)(i).
ARTICLE XI.
GRANT OF SECURITY INTEREST
Section 11.1. Grant of Security Interest. In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers a continuing security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Lock-Box Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any of the foregoing (collectively, the “Collateral”), prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids and the performance of all of Seller’s obligations under the Transaction Documents. The Administrative Agent is hereby authorized to file a financing statement naming Seller as the debtor and/or seller and describing the collateral covered thereby as “all personal property and the proceeds thereof”, “all assets and the proceeds thereof” or words of similar effect. The Administrative Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative
ARTICLE XII.
MISCELLANEOUS
Section 12.1. Waivers and Amendments.
(a) No failure or delay on the part of the Administrative Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 12.1(b). This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed the Purchasers, Seller and the Administrative Agent.
Notwithstanding the foregoing, (i) without the consent of the Purchasers, but with the consent of Seller, the Administrative Agent may amend this Agreement solely to add additional Persons as Purchasers hereunder and (ii) the Administrative Agent and the Purchasers may enter into amendments to modify any of the terms or provisions of Article IX or Article X of this Agreement without the consent of Seller, provided that (x) such amendment has no negative impact upon Seller, and (y) unless an Amortization Event has occurred and is continuing, Seller shall have the right to consent to the appointment of a successor Administrative Agent, which consent shall not be unreasonably withheld or delayed. Any modification or waiver made in accordance with this Section 12.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Administrative Agent.
Section 12.2. Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2. Seller hereby authorizes the Purchasers to effect Purchases and Yield Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.
Section 12.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.3 or 8.4) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other
Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 12.4. Protection of Ownership and Security Interests.
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Purchasers’ ownership of the Receivable Interests or its security interest in the Collateral, or to enable the Administrative Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Seller or the Collection Agent to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Seller or the Collection Agent (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(b) If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 8.4. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables, including, financing statements describing as the collateral covered thereby “all of debtor’s personal property or assets” or words to that effect, not withstanding that such wording may be broader in scope than the Receivables described in this Agreement and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.
Section 12.5. Confidentiality.
(a) Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Originators, the Administrative Agent, the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its directors, officers and employees may disclose such information (i) to such party’s external accountants, attorneys, investors, potential investors and credit enhancers and the agents or advisors of such Persons and (ii) as required by any applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (including, without limitation, the filing of this Agreement with the SEC as an exhibit to an annual or quarterly report under the Securities Exchange Act of 1934); and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.
(b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent and each of the Purchasers, (ii) to any prospective or actual assignee or participant of the Administrative Agent or any of the Purchasers, and (iii) to any rating agency, and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person is advised of the confidential nature of such information and, in the case of a Person described in clause (ii) above, agrees to be bound by the provisions of this Section 12.5. In addition, the Administrative Agent and the Purchasers may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) although each of them shall use commercially reasonable efforts to ensure, to the extent permitted given the circumstances, that any such information which is so disclosed is kept confidential.
Section 12.6. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrative Agent or any Purchaser, no claim may be made by any Seller Party or any other Person against the Administrative Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of Contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 12.7. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ADMINISTRATIVE AGENT’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 12.8. CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATIVE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Section 12.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 12.10. Integration; Binding Effect; Survival of Terms.
(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article VIII, and Sections 12.6 through and including 12.9 shall be continuing and shall survive any termination of this Agreement.
Section 12.11. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 12.12. PATRIOT Act. Each Purchaser that is subject to the requirements of the Act hereby notifies Seller and the Collection Agent that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Seller Parties, the Originators and their respective Subsidiaries, which information includes the name and address of Seller, the Originators their respective Subsidiaries and other information that will allow such Purchasers to identify such parties in accordance with the Act.
[Signature Pages Follow]
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
BWA RECEIVABLES CORPORATION, as Seller

By:
Name:
Title:

Address:
3850 Hamlin Road

Auburn Hills, MI 48326

Attention: President

Facsimile No. (248) 373-5174

BORGWARNER INC., as the Collection Agent

By:
Name:
Title:

Address:
3850 Hamlin Road

Auburn Hills, MI 48326

Attention: Treasurer

Facsimile No. (248) 754-0888

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Purchaser and as Administrative Agent

By:
Name:
Title:

Address:	Wachovia Bank, National Association
6 Concourse Parkway, Suite 1450
Atlanta, GA 30328
Attention: Michael Landry
Phone: (404) 732-0820
Fax: (404) 732-0801
EXHIBIT I
DEFINITIONS
Capitalized terms used and not otherwise defined herein, are used with the meanings attributed thereto in Agreement or, if not defined therein, in the Sale Agreement.
In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Act” has the meaning specified in Section 3.1(v).
          “Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.
          “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
          “Administrative Agent” has the meaning set forth in the preamble to this Agreement.

          “Administrative Agent’s Account” means account no. 2070482789126, account name: Leverage Finance — NC, at Wachovia Bank, National Association, ABA No. 053000219, Reference: BWA Receivables Corporation, or any other account or accounts as the Administrative Agent may indicate from time to time.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by Contract or otherwise.
          “Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Receivable Interests outstanding on such date.
          “Aggregate Reduction” has the meaning specified in Section 1.3.
          “Aggregate Unpaids” means, at any time, the sum of the Aggregate Capital and all Required Amounts.
          “Agreement” means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the sum of (a) the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate, plus (b) the Applicable Margin. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.
          “Alternative Rate” means, for each Purchaser for any day, a rate per annum equal to (a) the
Alternative Base Rate, or (b) such other rate as such Purchaser and Seller may agree upon taking into account such Purchaser’s cost of funds and anticipated rate of return.
          “Amortization Date” means the earliest to occur of (a) immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(g), (b) the Business Day specified in a written notice from the Administrative Agent or any Purchaser following the occurrence and during continuation of any other Amortization Event, and (c) the date which is five (5) Business Days after the Administrative Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
          “Amortization Event” has the meaning specified in Section 7.1.
          “Applicable Margin” has the meaning specified in the Fee Letter.
          “Assignee Purchaser” has the meaning set forth in Section 10.1.
          “Assignment Agreement” has the meaning set forth in Section 10.1.
          “Authorized Officer” means, with respect to any Person, its chief executive officer, president, corporate controller, treasurer, assistant treasurer, chief financial officer or secretary.
          “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LMIR, any day on which dealings in dollar deposits are carried on in the London interbank market.
          “BWI” has the meaning set forth in the preamble to this Agreement.
          “Calculation Period” means a calendar month.
          “Capital” of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
          “Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or hereafter issued.
          “Capital Settlement Date” means the Business Day after any Settlement Report revealing an Investment Excess is delivered.

          “Change of Control” means:
(a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, or enter into contracts or arrangements whereby they will acquire or control, directly or indirectly, Capital Securities or Voting Securities representing 25% or more of the Capital Securities or Voting Securities of Performance Guarantor on a fully diluted basis;
(b) during any period of up to 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Performance Guarantor (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Performance Guarantor was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Performance Guarantor then in office; or
(c) the shareholders of Performance Guarantor approve a plan of complete liquidation of Performance Guarantor or an agreement or agreements for the sale or disposition by Performance Guarantor of all or substantially all of Performance Guarantor’s assets; or
(d) any Originator, the Collection Agent or Seller ceases to be a wholly owned Subsidiary of Performance Guarantor.
          “Charged-Off Receivable” means a Receivable: (a) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(g) (as if references to Seller Party therein refer to such Obligor); (b) as to which the Obligor thereof, if a natural person, is deceased, (c) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, or (d) which has been identified by Seller as uncollectible.
          “Collateral” has the meaning specified in Section 11.1.
          “Collection Agent” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.
          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
          “Commitment” means, for each Purchaser, the commitment of such Purchaser to purchase Receivable Interests from Seller, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Purchaser’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (b) with respect to any individual Purchase hereunder, its Percentage of the Purchase Price therefor.
          “Concentration Limit” means, at any time, in relation to the aggregate outstanding principal balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

		Allowable % of
S&P Rating	Moody’s Rating	Eligible Receivables
A-1+	P-1	10_
A-1	P-1	8%
A-2	P-2	6%

		Allowable % of
S&P Rating	Moody’s Rating	Eligible Receivables
A-3	P-3	4%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	4%

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to the Administrative Agent’s sole discretion and/or an increase in the Required Reserve Factor Floor, upon Seller’s request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5) Business Days’ written notice to Seller.
          “Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
          “Controlled Group” means the Performance Guarantor and its ERISA Affiliates (under and as defined in the Senior Credit Agreement).
          “Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.
          “Cut-Off Date” means the last day of a Calculation Period.
          “Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.
          “Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection of a Receivable if any Dilution occurs with respect to such Receivable. The amount of the Collection which Seller shall be deemed to have received shall equal, in the case of clauses (a)-(d) of the definition of “Dilution,” the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof and, in the case of clause (e) of the definition of “Dilution,” the Outstanding Balance of such Receivable.
          “Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last four months ending on such Cut-Off Date (or such other period as the Administrative Agent may determine based on a Review), by (ii) the Net Pool Balance as of such Cut-off Date.
          “Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables, which became Defaulted Receivables during the month that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month occurring three months prior to the month ending on such Cut-Off Date.
          “Defaulted Receivable” means a Receivable: (a) as to which the obligor thereof has suffered an event of bankruptcy; (b) which, consistent with the Originators’ credit and collection policies, should be written off as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.
          “Delinquency Ratio” means, at any time, a percentage equal to (a) the aggregate outstanding principal balance of all Receivables that were Delinquent Receivables at such time divided by (b) the aggregate outstanding principal balance of all Receivables at such time.
          “Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 31-60 days from the original due date for such payment.
          “Dilution” means the amount of any reduction or cancellation of the outstanding principal balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any rebate or refund, (d) any misstatement of the amount thereof, or (e) any misrepresentation.
          “Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the two months ending on such Cut-Off Date (or such other period as the Administrative Agent may determine based on a Review), by (b) the Net Pool Balance as of such Cut-Off Date.

          “Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in outstanding principal balances due to Dilution during the month ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month ending two months prior to such Cut-Off Date.
          “Dilution Reserve” means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) 2.00 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
          “Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest monthly rolling average Dilution Ratio over the past 12 months and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
          “Eligible Assignee” means any bank or other financial institution having a combined capital and surplus of at least $250,000,000.
          “Eligible Receivable” means a Receivable:
(a) the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof or has its chief executive office in the United States; (ii) is not an Affiliate of any of the parties hereto; or (iii) is not a government or a governmental subdivision or agency (unless the Assignment of
Claims Act of 1940, as amended, has been complied with),
(b) which is not a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,
(c) which by its terms is due and payable within 65 days of the original billing date therefor,
(d) which is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions,
(e) which is denominated and payable only in United States dollars in the United States,
(f) which arises under a Contract, invoice or other written contractual obligation which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,
(g) which arises under a Contract, invoice or other written contractual obligation that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,
(h) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(i) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,
(j) which was generated in the ordinary course of the applicable Originator’s business,
(k) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part),
(l) as to which the Administrative Agent has not notified Seller that the Administrative Agent has determined, acting reasonably, that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Administrative Agent, acting reasonably,
(m) which is not subject to (i) any right of rescission or set-off, or (ii) any currently asserted counterclaim or other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against any Originator or any other Adverse Claim, and the Obligor thereon holds no right as against any Originator to cause any Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,
(n) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(o) as to which all right, title and interest to and in which has been validly transferred by the applicable Originator directly or indirectly to Seller pursuant to one or both of the Purchase Agreement, and Seller has good and marketable title thereto free and clear of any adverse claim, and
(p) payable into a Lock-Box or Lock-Box Account that is the subject to a Lock-Box Agreement.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.
          “Facility Account” means Seller’s account no. 8765-118171 at Bank of America, 100 W. 33rd St New York, NY 10001, ABA #026 009 593, SWIFT: BOFAUS3N, or such other account as may be designated by the Seller in writing from time to time.
          “Facility Termination Date” means the earliest of (i) December 21, 2012, (ii) the Amortization Date, and (iii) the scheduled maturity date (as amended or extended from time to time) of the revolver under the Senior Credit Agreement (or any replacement Indebtedness, the proceeds of which are used to refinance such revolving credit facility).
          “Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
          “Fee Letter” means that certain Fee Letter dated as of December 21, 2009 by and among Seller, the Administrative Agent and Wachovia, as the same may be amended, restated or otherwise modified from time to time.
          “Fees” means, collectively, any fees payable pursuant to the Fee Letter.
          “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
          “Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.
          “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2009 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.
          “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
          “Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Performance Guarantor:
(a) which is of a “going concern” or similar nature;
(b) which relates to the limited scope of examination of matters relevant to such financial statement;

(c) which relates to the treatment or classification of any item in such financial statement and which, if adjusted in the manner deemed appropriate by the Performance Guarantor’s independent public accountants, would have the effect of causing an Amortization Event.
          “Incremental Purchase” means a purchase of a Receivable Interest that increases the total outstanding Aggregate Capital hereunder.
          “Indebtedness” has the meaning specified in the Senior Credit Agreement.
          “Independent Director” means a member of the Board of Directors of Seller who (a) shall not have been at the time of such Person’s appointment or at any time during the preceding five years and shall not be as long as such person is a director of Seller, (i) a director, officer, employee, partner, shareholder, member, manager or affiliate of any of the following persons (collectively, the “Independent Parties”): the Collection Agent, any Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (ii) a supplier to any of the Independent Parties or Seller, (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties or Seller, or (iv) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or Seller; (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (c) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. To the fullest extent permitted by applicable law, including the General Corporation Law of the State of Delaware as in effect from time to time, the Independent Director’s fiduciary duty in respect of any decision on any matter requiring the unanimous vote of the Seller’s board of directors (including the
Independent Director) shall be to Seller (including its creditors) rather than solely to Seller’s shareholders. In furtherance of the foregoing, when voting on matters subject to the vote of the Board of Directors, including any matter requiring the unanimous vote of the Seller’s board of directors (including the Independent Director), notwithstanding that Seller is not then insolvent, the Independent Director shall take into account the interests of the creditors of Seller as well as the interests of Seller.
          “Interim Report” means a report in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Collection Agent to the Administrative Agent and the Purchasers pursuant to Section 6.5.
          “Interim Reporting Date” means any Business Day (other than a Monthly Reporting Date) specified by the Administrative Agent upon reasonable prior notice to the Seller Parties.
          “Investment Availability” means, on any Business Day, that the Aggregate Capital outstanding hereunder is less than the lesser of (i) the Purchase Limit and (ii) the difference between the Net Pool Balance and the Required Reserves.
          “Investment Excess” means, on any Business Day, that (a) the Aggregate Capital outstanding hereunder exceeds the lesser of (i) the Purchase Limit and (ii) the difference between the Net Pool Balance and the Required Reserve, or (b) the aggregate of the Receivable Interests exceeds 100%.
“LIBOR Market Index Rate” means, for any day, the three-month Eurodollar Rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.
          “LMIR” means, on any date of determination, a rate per annum equal to the LIBOR Market Index Rate plus the Applicable Margin.
          “Lock-Box” means each locked postal box with respect to which a bank who has executed a Lock-Box Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

          “Lock-Box Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.
          “Lock-Box Agreement” means an agreement among Seller, the Administrative Agent and a Lock-Box Bank perfecting the Administrative Agent’s security interest in one or more Lock-Box Accounts.
          “Lock-Box Bank” means, at any time, any of the banks holding one or more Lock-Box Accounts.
          “Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
          “Material Adverse Effect” means a material adverse effect on (a) the financial condition or operations of (i) Seller, or (ii) Performance Guarantor and its Subsidiaries, taken as a whole, (b) the ability of any Seller Party to perform its obligations under this Agreement or the ability of Performance Guarantor to perform its obligations under the Performance Undertaking, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the Administrative Agent’s or any Purchaser’s interest in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (e) the collectibility of any material portion of the Receivables.
          “Material Indebtedness” means Indebtedness in excess of $50,000,000 in aggregate principal amount.
          “Monthly Payment Date” means the first Business Day after each Monthly Reporting Date.
          “Monthly Report” means a report in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Collection Agent to the Administrative Agent and the Purchasers pursuant to Section 6.5.
          “Monthly Reporting Date” means the 18th day of each month hereafter (or, if any such day is not a Business Day, the next succeeding Business Day thereafter).
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each category described in clauses (i), (ii) and (iii) of the definition of “Concentration Limit” exceeds the Concentration Limit or Special Concentration Limit for such category.
          “Obligor” means a Person obligated to make payments pursuant to a Contract.
          “Organic Document” means, relative to any Person, its certificate or articles of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Securities.
          “Originator” means each of BorgWarner Emissions Systems Inc., a Delaware corporation, BorgWarner Morse TEC Inc., a Delaware corporation, BorgWarner Powdered Metals Inc., a Delaware corporation, BorgWarner Thermal Systems Inc., a Delaware corporation, BorgWarner TorqTransfer Systems Inc., a Delaware corporation, BorgWarner Transmission Systems Inc., a Delaware corporation, BorgWarner Turbo Systems Inc., a Delaware corporation.
          “Outstanding Balance” of any Receivable at any time means then outstanding principal balance thereof.
          “Participant” has the meaning set forth in Section 10.2.
          “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
          “Pension Plan” means a “Plan,” as such term is defined in the Senior Credit Agreement.
          “Percentage” means, as to any Purchaser, the ratio (expressed as a percentage) of its Commitment to the aggregate of all Commitments.
          “Performance Guarantor” means BWI.
          “Performance Undertaking” means a performance undertaking in the form of Exhibit X hereto, duly executed by the Performance Guarantor in favor of the Seller.

          “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event. .
          “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
          “Proposed Reduction Date” has the meaning specified in Section 1.3.
          “Purchase” means an Incremental Purchase or a Reinvestment.
          “Purchase Date” means the Business Day on which a Purchase occurs.
          “Purchase Limit” means $50,000,000.
          “Purchase Notice” has the meaning set forth in Section 1.1(a).
          “Purchase Price” means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase on the applicable purchase date and (iii) the excess, if any, of the Net Pool Balance (less the Required Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Settlement Report, taking into account such proposed Incremental Purchase.
          “Purchasers” has the meaning set forth in the preamble to this Agreement.
          “Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, an instrument or a general intangible, arising from the sale of goods or provision of services by such Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.
          “Receivable Interest” means, at any time, an undivided percentage interest (computed as s et forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:
C + RR

NPB

where:
C	=	the Capital of such Receivable Interest.

NPB	=	the Net Pool Balance

RR	=	the Required Reserve.
Such undivided percentage interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.
          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
          “Reduction Notice” has the meaning set forth in Section 1.3.
          “Reinvestment” has the meaning set forth in Section 2.1.
          “Related Security” means, with respect to any Receivable:
(i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,
(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the invoice related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii) all guaranties, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the invoice related to such Receivable or otherwise,
(iv) all Records related to such Receivables,
(v) all right, title and interest in, to and under the Sale Agreement and the Performance Undertaking, and
(v) all proceeds of any of the foregoing.
When used in this Agreement, the term “Related Security” shall also include all right, title and interest of Seller in, to and under the Sale Agreement and the Performance Undertaking, and the proceeds of the foregoing.
          “Required Amounts” means, on any date of determination, collectively, the sum of (a) any Investment Excess that then exists, plus (b) all accrued and unpaid Yield and Fees, the Indemnified Amounts, the Collection Agent Indemnified Amounts, any Investment Excess and any and all other amounts (other than Aggregate Capital) payable to the Administrative Agent or the Purchasers under the Transaction Documents.
          “Required Capital Condition” means, on any date of determination, that Seller’s assets exceed its liabilities (including, without limitation, the Aggregate Unpaids and the Subordinated Loans) by an amount equal to not less than 3% of the Outstanding Balance of the Receivables.
          “Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.
          “Required Reserve Factor Floor” means, for any month, the sum (expressed as a percentage) of (a) 21.00% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date, plus (c) the Yield Reserve, plus (d) the Servicing Reserve.
          “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).
          “Review” shall have the meaning specified in Section 5.1(d) of this Agreement.
          “Sale Agreement” means that certain Receivables Sale Agreement, dated as of December 21, 2009, by and between the Originators, as sellers, and BWA Receivables Corporation, as purchaser, as the same may be amended, restated or otherwise modified from time to time.

          “S&P” means Standard & Poor’s, a division of the McGraw Hill Companies, Inc.
          “SEC” means the Securities and Exchange Commission.
          “Seller” has the meaning set forth in the preamble to this Agreement.
          “Seller Parties” means, collectively, (a) Seller, and (b) at any time that BWI is acting as the Collection Agent or the Performance Guarantor, BWI.
          “Senior Credit Agreement” means that certain Credit Agreement dated as of July 22, 2004 (as amended through Amendment No. 1 and Consent dated as of April 30, 2009), by and among BWI, as borrower, the lenders from time to time party thereto, Bank of America, as administrative agent, Deutsche Bank Securities Inc. and Citibank, N.A., as co-syndication agents, and Morgan Stanley Bank, N.A. and Keybank National Association, as documentation agents, as the same is in effect on the date hereof and without regard to any subsequent amendment, waiver or modification that impacts Section 6.1 thereof (or any defined term used in such section) unless the Administrative Agent hereunder has given its express prior written consent thereto) and whether or not such agreement remains in effect.
          “Servicing Fee” has the meaning set forth in Section 6.6.
          “Servicing Reserve” means, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.
          “Settlement Date” means either a Monthly Payment Date or a Capital Settlement Date.
          “Settlement Report” means a Monthly Report or an Interim Report.
          “Subordinated Loan” means each loan or advance evidenced by a Subordinated Note.
          “Subordinated Note” means each “Note” under and as defined in the Sale Agreement.
          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of BWI.
          “Termination Event” has the meaning specified in the Sale Agreement.
          “Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Sale Agreement, each Lock-Box Agreement, the Fee Letter, any Subordinated Note issued pursuant to the Sale Agreement, and all other instruments, documents and agreements required to be executed and delivered pursuant hereto.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
          “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
          “Wachovia” has the meaning set forth in the preamble to this Agreement.
          “Yield” means for each day for each Purchaser, an amount equal to the product of the applicable Yield Rate multiplied by the Capital of such Purchaser, annualized on a 360-day basis.
          “Yield Rate” means, on any day, a rate per annum equal to the LMIR (or, if the LMIR is not available to the applicable Purchaser, such Purchaser’s Alternative Rate).
          “Yield Reserve” means for any Calculation Period, the product (expressed as a percentage) of (i) the sum of (a) the Applicable Margin plus (b) the product of 1.5 times the Alternate Base Rate as of the immediately preceding Cut-Off Date times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II-A

FORM OF PURCHASE NOTICE
[Date]
Wachovia Bank, National Association, as Agent

6 Concourse Parkway, Suite 1450

Atlanta, GA 30328
Attention: Michael Landry
Re: PURCHASE NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Receivables Purchase Agreement dated as of December 21, 2009 (the “Receivables Purchase Agreement”), among BWA Receivables Corporation, a Delaware corporation (“Seller”), BorgWarner Inc., a Delaware corporation, as initial Collection Agent, and Wachovia Bank, National Association, individually (a “Purchaser” and, together with its successors and assigns, the “Purchasers”) and as Administrative Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
The Administrative Agent and the Purchasers are hereby notified of the following Incremental Purchase:

Purchase Price:		$
Wachovia’s Percentage of Purchase Price:	(___	$
[Other Purchaser’s Percentage of the Purchase Price:]	(___	$
Purchase Date:		, 20
Please credit the Purchase Price in immediately available funds to the following account:
[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. no. (      ) ______.
In connection with the Incremental Purchase to be made on the above-specified Purchase Date, Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
the representations and warranties set forth in Article III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date of such Purchase as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;
no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;
the Facility Termination Date has not occurred;
no Investment Excess exists or will result from such Purchase; and

the Collection Agent shall have delivered to the Administrative Agent and the Purchasers on or prior to the date of such Purchase, in form satisfactory to the Administrative Agent, all Settlement Reports as and when due under Section 6.5 of the Receivables Purchase Agreement.

Very truly yours, BWA RECEIVABLES CORPORATION
By:
Name:
Title:
EXHIBIT II-B

FORM OF REDUCTION NOTICE
[Date]
Wachovia Bank, National Association, as Agent

6 Concourse Parkway, Suite 1450

Atlanta, GA 30328
Attention: Michael Landry
Re: REDUCTION NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Receivables Purchase Agreement dated as of December 21, 2009 (the “Receivables Purchase Agreement”), among BWA Receivables Corporation, a Delaware corporation (“Seller”), BorgWarner Inc., a Delaware corporation, as initial Collection Agent, and Wachovia Bank, National Association, individually (a “Purchaser” and, together with its successors and assigns, the “Purchasers”) and as Administrative Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
The Administrative Agent and the Purchasers are hereby notified of the following Aggregate Reduction:

Aggregate Reduction:		$
Wachovia’s Percentage thereof:	(—	$
[Other Purchaser’s Percentage of thereof:]	(—	$
Proposed Reduction Date:		, 20

Very truly yours, BWA RECEIVABLES CORPORATION
By:
Name:
Title:

EXHIBIT III

SELLER’S CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, RECORDS LOCATIONS,

FEDERAL TAXPAYER ID NUMBER AND ORGANIZATIONAL ID NUMBER

Name of Seller	State of
Address of Chief	Incorporation
Executive Office and	Organization	Federal Employee
Location of Records	Number	Identification Number
BWA Receivables Corporation	Delaware: 2318307	36-3857741

Chief Executive Office:
3850 Hamlin Road
Auburn Hills, MI 48326

Location of Records:
Same as above
EXHIBIT IV

LOCK-BOXES AND LOCK-BOX ACCOUNTS

Corresponding Account
Lock-Box Bank Name	Post Office Box Address	Number
EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE
To: Each of the Purchasers and Wachovia Bank, National Association, as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of December 21, 2009 (as amended, restated or otherwise modified from time to time, the “Agreement”), among BWA Receivables Corporation, a Delaware corporation (“Seller”), BorgWarner Inc., a Delaware corporation (the “Collection Agent”), and Wachovia Bank, National Association, individually and as Administrative Agent. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
I am the duly elected ____________ of [Seller/Collection Agent].
I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of [Seller/Collection Agent and its Subsidiaries] during the accounting period covered by the attached financial statements.
To the best of my knowledge, no event has occurred which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, [during or at the end of the accounting period covered by the attached financial statements or]1 as of the date of this Certificate, except as set forth in paragraph (D) below.

Described below are the exceptions, if any, to paragraph (C) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which [Seller/Collection Agent] has taken, is taking, or proposes to take with respect to each such condition or event: ________________________
The foregoing certifications, together with the financial statements delivered with this Certificate, are made and delivered this ______ day of ____________, 200__.

[Name] On behalf of [Seller/Collection Agent], in [his/her] capacity as [title] thereof.

[1]	NOT APPLICABLE TO COMPLIANCE CERTIFICATE DELIVERED PRIOR TO INITIAL PURCHASE.
EXHIBIT VI

[FORM OF] ASSIGNMENT AGREEMENT
This ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ___, by and between ____________ (“Assignor”) and ____________ (“Assignee”).
PRELIMINARY STATEMENTS
This Assignment Agreement is being executed and delivered in accordance with Section 12.1 of that certain Receivables Purchase Agreement dated as of December 21, 2009 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), among BWA Receivables Corporation, a Delaware corporation (“Seller”), BorgWarner Inc., a Delaware corporation, as initial Collection Agent, and Wachovia Bank, National Association, individually (a “Purchaser” and, together with its successors and assigns, the “Purchasers”) and as Administrative Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.
Assignor is a Purchaser party to the Purchase Agreement, and Assignee wishes to become a Purchaser thereunder; and
Assignor is selling and assigning to Assignee an undivided _________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the other Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Receivable Interests as set forth herein.
AGREEMENT
The parties hereto hereby agree as follows:
The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) [two (2) Business Days] following the date on which a written notice of effectiveness hereof (“Effective Notice”) is delivered by the applicable Purchaser to the Assignee. From and after the Effective Date, Assignee shall be a Purchaser party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.
If Assignor has no outstanding Capital under the Purchase Agreement on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 1.1 of the Purchase Agreement.
If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Receivable Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of
Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date; whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Receivable Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 1.1 of the Purchase Agreement.
Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.
Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, and the other Purchasers as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement, or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Assignee, Seller, any Obligor, any Affiliate of Seller or the performance or observance by Seller, any Obligor or any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon Agent, any Purchaser or Seller and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the other Transaction Documents; (e) Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Purchaser.
     Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.
THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]
By:
Title:

[ASSIGNEE]
By:
Title:

SCHEDULE I TO ASSIGNMENT AGREEMENT
LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS
Date: _____________, ______
Transferred Percentage:____________%

	A-1	A-2	B-1
	Commitment (prior	Commitment (after
	to giving effect to	giving effect to
	the Assignment	the Assignment	Outstanding
Assignor	Agreement)	Agreement)	Capital (if any)

	A-2	B-1
Commitment (after
giving effect to
	the Assignment	Outstanding
Assignee	Agreement)	Capital (if any)
Address for Notices
_______________________
_______________________
Attention:
Phone:
Fax:
EXHIBIT VII

CREDIT AND COLLECTION POLICY
EXHIBIT VIII

FORM OF INTERIM REPORT
BWA Receivables Corporation Interim Servicer Report

For the [Day/Week] Ended:

XX/XX/XXXX

(Page 1)

($)

Borrowing Base
AGING SCHEDULE
Current

1-30 DPD

31-60 DPD

61-90 DPD

91-120 DPD

121+ DPD

Total Credits in Agings

Total Aging

INELIGIBLES

Ineligibles (as a % determined by the most current MSR)

EXCESS CONCENTRATIONS

		Short Term				Excess
	Obligor Name	Debt Rating	Allowable %	Total Receivables	% of Total	Receivables
1.

2.

3.

4.

Total

(a) Excess % of Total AR

(b) Excess % of Total AR (taken from the most current MSR)

The greater of (a) or (b) times the Total Aging

NET POOL BALANCE:

REQUIRED RESERVE:
Required Reserve % (taken from the most current MSR)

BORROWING BASE:
The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of MMMM DD, 20YY is in accordance with the Receivable Purchase Agreement dated December [ ], 2009 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:		Date:

Title: Vice President and Treasurer
EXHIBIT IX

FORM OF MONTHLY REPORT
BWA Receivables Monthly Servicer Report

For the Month Ended:

MM/DD/YYYY

(Page 1)

($)

A/R ROLLFORWARD
Beginning Balance

Add: Sales

Add: Miscellaneous Billings/Debits

Less: Net Collections — Includes Non A/R Cash (-)

Less: Credits (-)

Less: Bad Debt Write-offs > 60 days (-)

Add: Other Adjustments (+/-)

Add: Other

Less: Unapplied Cash (-)

Less: Other

EOM AR Balance

AGING SCHEDULE		% of Total Aging
	Current	Current Month	1 Month Prior	2 Months Prior
Current

1-30 DPD

31-60 DPD

61-90 DPD

91-120 DPD

121+ Days Past Due

Total Aging

A/R RECONCILIATIONS

Calculated Ending A/R

Reported Ending A/R

Difference

Calculated Ending A/R

Total Aging

Difference

INELIGIBLES

Defaulted Receivables

Intercompany A/R < 61 DPD

Government Receivables < 61 DPD

Foreign, Including Canada < 61 DPD

Retroactive Price Billings < 61 DPD

Tooling Invoices < 61 DPD

Cross-Aged ([50%])

AP Offsets (Contra)

Receivables with terms > 65 days

Other Ineligibles

Bankrupt Obligors

Credits > 60 DPD

Rollfoward to Aging Variance

Total Ineligibles

Eligible Receivables

BWA Receivables Monthly Servicer Report

For the Month Ended:

MM/DD/YYYY

(Page 2)

($)

	Current Month	One Month Prior	Two Months Prior
EXCESS CARVEOUTS
Excess Concentrations

BORROWING BASE
Total A/R

Less: Total Ineligibles

Eligible Receivables

Less: Total Excess Carveouts

NET POOL BALANCE

RESERVES
Loss Reserve

Dilution Reserve
Yield Reserve

Servicing Reserve

Total Dynamic Reserve

Reserve Floor

Required Reserve %

Required Reserve $(RR)

FUNDING AVAILABILITY
Net Pool Balance (NPB)

Less: Required Reserve

BORROWING BASE

Current Outstanding

Purchase Availability or Required Paydown

Purchase or (Paydown) at Settlement (INPUT)

TRIGGER COMPLIANCE

	Compliance Test	Compliance Level
Acid Interest

3M Delinquency Trigger

3M Default Ratio

3M Dilution Ratio

EXCESS CONCENTRATIONS

	Obligor Name	Short Term Debt Rating	Allowable %	Total Receivables	% of Total	Excess Receivables
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Total

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of November 30, 2009 is in accordance with the Receivables Purchase Agreement dated December XX, 2009 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:		Date:

Title: Vice President and Treasurer
EXHIBIT X

[FORM OF] PERFORMANCE UNDERTAKING
          THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of December 21, 2009, is executed by BorgWarner Inc., a Delaware corporation (the “Provider”), in favor of BWA Receivables Corporation, a Delaware corporation (together with its successors and assigns, “Recipient”).

RECITALS
1. BorgWarner Emissions Systems Inc., a Delaware corporation (“BES”), BorgWarner Morse TEC Inc., a Delaware corporation (“TEC”), BorgWarner Powdered Metals Inc., a Delaware corporation (“BPM”), BorgWarner Thermal Systems Inc., a Delaware corporation (“Thermal”), BorgWarner TorqTransfer Systems Inc., a Delaware corporation (“Torq”), BorgWarner Transmission Systems Inc., a Delaware corporation (“BTS”), BorgWarner Turbo Systems Inc., a Delaware corporation (together with BES, TEC, BPM, Thermal, Torq and BTS, the “Originators”) and Recipient have entered into a Receivables Sale Agreement, dated as of December 21, 2009 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, are selling their right, title and interest in certain of their accounts receivable to Recipient.
2. Each of the Originators is a Subsidiary of Provider, and Provider is expected to receive substantial direct and indirect benefits from the sale of accounts by the Originators to the Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).
3. As an inducement for Recipient to purchase the Originators’ accounts pursuant to the Sale Agreement, Provider has agreed to guaranty the due and punctual performance by the Originators of their respective obligations under the Sale Agreement.
4. Provider wishes to guaranty the due and punctual performance by the Originators of their respective obligations to Recipient under or in respect of the Sale Agreement as provided herein.
AGREEMENT
          NOW, THEREFORE, Provider hereby agrees as follows:
Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Purchase Agreement (as hereinafter defined). In addition:
“Agreements” means, collectively, the Sale Agreement and the Purchase Agreement.
“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.
“Obligations” means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by such Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such
Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.
          “Purchase Agreement” means that certain Receivables Purchase Agreement dated as of December 21, 2009, among Recipient, as Seller, Provider, as initial Collection Agent, and Wachovia Bank, National Association, individually (a “Purchaser” and, together with its successors and assigns, the “Purchasers”) and as Administrative Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”), as the same may be amended, restated or otherwise modified from time to time.
“Requirement of Law” for any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
Section 2. Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by the Originators of their respective Obligations. This Undertaking is an absolute, unconditional and continuing undertaking of the full and punctual performance of all of the Obligations under the Agreements and each other document executed and delivered by any Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Administrative Agent, or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, or any Purchaser in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Provider of the Obligations of such Originator and cause any payment

Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve any Originator from performing in full its Obligations or Provider of its undertaking hereunder with respect to the full performance of such duties.
Section 3. Provider’s Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Yield Rate per annum.
Section 4. Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such
Originator, and that it is not relying on Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Potential Termination Event, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
Section 5. Unenforceability of Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from the applicable Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.
Section 6. Representations and Warranties. Provider hereby represents and warrants to Recipient that:
(a) Organizational Existence; Compliance with Law. The Provider (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified would not have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect.
(b) Organizational Power; Authorization. The Provider has the corporate or other organizational power and authority to make, deliver and perform this Undertaking and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Undertaking. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority) is required in connection with the execution, delivery or performance by the Provider, or the validity or enforceability against the Provider of this Undertaking, other than such consents, authorizations or filings which have been made or obtained.
(c) Enforceable Obligations. This Undertaking has been duly executed and delivered, and this Undertaking constitutes legal, valid and binding obligations of the Provider, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Undertaking do not result in the creation or imposition of any Adverse Claim on assets of Provider.
(d) No Material Litigation. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of the Provider, threatened by or against the Provider or any of its Subsidiaries, or against any of their respective properties or revenues, existing or future (a) with respect to this Undertaking or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
(e) No Legal Bar. The execution, delivery and performance by the Provider of this Undertaking will not violate any material Requirement of Law or cause a breach or default under any of its material Contractual Obligations.
(f) Disclosure and Material Adverse Effect. No representation or warranty contained in this Undertaking or in any other document furnished from time to time pursuant to the terms of this Undertaking, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to the Provider or any of its Subsidiaries which has had, or is reasonably expected to have, a Material Adverse Effect.
(g) Compliance with Law. Provider is in compliance with all Requirements of Law, except where the failure to be in compliance would not have a Material Adverse Effect.
(h) Financial Condition. On the date hereof and after giving effect to the transactions contemplated by the Transaction Documents, (i) the assets of the Provider and its Subsidiaries, at fair valuation and based on their present fair saleable value, will exceed the Provider’s or such Subsidiary’s debts, including contingent liabilities, (ii) the remaining capital of the Provider or such Subsidiary will not be unreasonably small to conduct the Provider’s or such Subsidiary’s business, and (iii) neither the Provider nor any of its Subsidiaries will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6(h), “debt” means any liability on a claim, and “claim” means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
(i) Payment of Taxes and Claims, Etc. The Provider has, and has caused each of its Subsidiaries to, pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become an Adverse Claim upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves have been maintained with respect thereto in accordance with GAAP.
Section 7. Covenants. The Provider hereby covenants and agrees for the benefit of the Recipient and its assigns, until all of the Obligations have been satisfied in full and the Purchase Agreement has been terminated, as follows:
(a) Financial Reporting. It will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent:
(i) within 90 days after the end of each fiscal year of the Provider, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Provider and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Provider, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers (as defined in the Senior Credit Agreement) as presenting fairly in all material respects the financial condition and results of operations of the Provider and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(iii) concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Provider (A) certifying as to whether a Default (as defined in the Senior
Credit Agreement) has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1 of the Senior Credit Agreement and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 of the Senior Credit Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(iv) concurrently with any delivery of financial statements under clause (i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default, which certificate may be limited to the extent required by accounting rules or guidelines;
(v) promptly after the same become publicly available, copies of all periodic and other financial reports, proxy statements and other financial materials filed by the Provider or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Provider to its shareholders generally, as the case may be;
(vi) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Provider or any Subsidiary, or compliance with the terms of this Undertaking or any other Transaction Document to which it is a party, as the Administrative Agent or any Purchaser may reasonably request;
(vii) as soon as available, but in any event no later than February 15, 2010, an annual business plan and budget of the Provider and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Provider, in form satisfactory to the Administrative Agent and the Required Purchasers, of consolidated balance sheets and statements of income or operations and cash flows of the Provider and its Subsidiaries for the fiscal year ending December 31, 2010;
(viii) promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication, from any Person, under or in connection with any Transaction Document or the Senior Credit Agreement, copies of the same; and
(ix) with reasonable promptness, such other information about Provider and its Subsidiaries as the Administrative Agent or any Purchaser may reasonably request from time to time.

Reports and financial statements required to be delivered pursuant to clauses (i), (ii), (iv) and (v) of this Section 5.1(a) shall be deemed to have been delivered on the date on which the Provider posts such reports, or reports containing such financial statements, on the Provider’s website on the Internet at www.borgwarner.com or when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov. Provider will promptly notify the Recipient and the Administrative Agent in writing of such posting (which may be provided by email).
(b) Notices. Until all of the Obligations have been indefeasibly paid and performed in full and until all other obligations of the Provider under this Performance Undertaking have been performed, the Provider agrees that it shall notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i) The occurrence of a default or an event of default under any other material agreement on which the Provider is a debtor or an obligor.
(ii) The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect on the Provider.
(c) Financial Covenants. Provider shall observe each of the covenants contained in Section 6.1 of the Senior Credit Agreement as in effect on the date of this Agreement and as hereafter amended with the Administrative Agent’s written consent, regardless of whether such Senior Credit Agreement remains in effect.
(d) Compliance with Laws and Preservation of Corporate Existence. The Provider agrees to, and to cause each of its Subsidiaries to, comply with all Requirements of Law and Contractual Obligations applicable to or binding on any of them, except where failure to so comply would not result in a Material Adverse Effect. The Provider will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(e) Field Exams. The Provider will, and will cause the Originators to, furnish to Recipient, the Administrative Agent and each Purchaser from time to time such information with respect to it and the Receivables as any of them may reasonably request. The Provider will, from time to time during regular business hours as requested by the Recipient, the Administrative Agent or any Purchaser upon reasonable notice and at the sole cost of the Provider, permit the Recipient, the Administrative Agent and each of the Purchasers, or their respective agents or representatives (and shall cause each Originator to permit the Recipient, the Administrative Agent and each of the Purchasers or their respective agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Collection Agent having knowledge of such matters. After completion of a post-closing field exam, it is anticipated that field exam frequency will be annually, but the Recipient or any Purchaser may reasonably request more frequent exams.
(f) Insurance. The Provider will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event the Provider shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to the Provider or any of its Subsidiaries as in effect on the date of this Undertaking.
Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent or any Purchaser against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent and the Purchasers against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against any Originator that arise from the existence or performance of Provider’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of Provider to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.
Section 9. Termination of Performance Undertaking. Provider’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Sale Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.
Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which such Originator is subject shall postpone the obligations of Provider under this Undertaking.
Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Provider under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.
Section 12. Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.
Section 13. Further Assurances. Provider agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Provider as Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
Section 14. Successors and Assigns. This Performance Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Administrative Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.
Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Administrative Agent and Provider. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Provider or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 16.
Section 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
Section 18. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE
VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
Section 19. Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any Conduit or the Borrower, it will not institute against, or join any other Person in instituting against, any Conduit or the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 20. Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
          IN WITNESS WHEREOF, the Provider has caused this Undertaking to be executed and delivered as of the date first above written.

BORGWARNER INC.

By:
Name:
Title:

Address for Notices: BorgWarner Inc. 3850 Hamlin Road Auburn Hills, MI 48326 Attn: Treasurer Phone: (248) 754-9200 Fax: (248) 754-0888

EXHIBIT XI

Corporate Names; Trade Names; Assumed Names; Assumed Names

BorgWarner	BorgWarner	BorgWarner	BorgWarner	BorgWarner	BorgWarner	BorgWarner
Emissions Systems	Morse TEC	Powdered	Thermal Systems	TorqTransfer	Transmission	Turbo
Inc.	Inc.	Metals Inc.	Inc.	Systems Inc.	Systems Inc.	Systems Inc.
BorgWarner Turbo & Emissions Systems	None	None	BorgWarner Emissions/Thermal Systems	BorgWarner Drivetrain Systems	BorgWarner Drivetrain Systems	BorgWarner Turbo & Emissions Systems
BorgWarner Emissions/Thermal Systems

BorgWarner Air/Fluid Systems
SCHEDULE A

COMMITMENTS

PURCHASER	COMMITMENT
Wachovia Bank, National Association	$50,000,000

Aggregate Commitment	$50,000,000

SCHEDULE B

CLOSING DOCUMENTS